Exhibit A



                    CATALYST VIDALIA ACQUISITION CORPORATION
                                   FORM U-3A-2

                               Index to Exhibit A





Exhibit A1 -   Catalyst Old River Hydroelectric Limited Partnership audited 2000 financial statements

Exhibit A2 -   Catalyst Vidalia Corporation unaudited 2000 financial statements

Exhibit A3 -   Catalyst Vidalia Holding Corporation  unaudited 2000 consolidated financial statements

Exhibit A4 -   Catalyst Vidalia Holding Corporation unaudited 2000 consolidating financial statements

Exhibit A5 -   Catalyst Vidalia Acquisition Corporation unaudited 2000 financial statements

                                                                      Exhibit A1



              CATALYST OLD RIVER HYDROELECTRIC LIMITED PARTNERSHIP

                        AUDITED 2000 FINANCIAL STATEMENTS





The above named financial statements are hereby incorporated by reference from the Form U-3A-2 filed by Catalyst Vidalia Corporation (File number 69-00443) on February 28, 2001.

                                                                      Exhibit A2



                          CATALYST VIDALIA CORPORATION

                       UNAUDITED 2000 FINANCIAL STATEMENTS





The above named financial statements are hereby incorporated by reference from the Form U-3A-2 filed by Catalyst Vidalia Corporation (File number 69-00443) on February 28, 2001.

                                                                      Exhibit A3



                      CATALYST VIDALIA HOLDING CORPORATION

                UNAUDITED 2000 CONSOLIDATED FINANCIAL STATEMENTS





The above named financial statements are hereby incorporated by reference from the Form U-3A-2 filed by Catalyst Vidalia Holding Corporation (File number 69-00445) on February 28, 2001.

                                                                      Exhibit A4



                      CATALYST VIDALIA HOLDING CORPORATION

                UNAUDITED 2000 CONSOLIDATING FINANCIAL STATEMENTS





The above named financial statements are hereby incorporated by reference from the Form U-3A-2 filed by Catalyst Vidalia Holding Corporation (File number 69-00445) on February 28, 2001.

                                                                      EXHIBIT A5

                    CATALYST VIDALIA ACQUISITION CORPORATION

                                 BALANCE SHEETS

                                 (in thousands)

                                    Unaudited

                                     ASSETS

                                                      December 31,  December 31,
                                                          2000          1999
                                                      ------------  ------------

Cash and cash equivalents                              $   1,263     $   1,462
Prepaid expenses and other assets                              5             5
Furniture and fixtures, net                                   34            50
Note receivable                                              194           131
Investment in Catalyst Vidalia
  Holding Corporation                                    112,290       112,290
                                                       ---------     ---------
      Total assets                                     $ 113,786     $ 113,938
                                                       =========     =========


                      LIABILITIES AND STOCKHOLDER'S EQUITY


Liabilities:
Accounts payable and accrued expenses                        250           251
Intercompany payable to The Catalyst Group, Inc.             362           500


                                                       ---------     ---------
      Total liabilities                                      612           751
                                                       ---------     ---------

Stockholder's equity:
    Common stock                                              --            --
    Additional paid-in capital                           113,713       113,713
    Retained earnings                                       (539)         (526)
                                                       ---------     ---------
      Total stockholder's equity                         113,174       113,187
                                                       ---------     ---------
      Total liabilities and stockholders equity        $ 113,786     $ 113,938
                                                       =========     =========

                                                                      EXHIBIT A5

                    CATALYST VIDALIA ACQUISITION CORPORATION

                             STATEMENT OF OPERATIONS


                                 (in thousands)

                                    Unaudited

                                                                 Year Ended
                                                                December 31,
                                                           --------------------
                                                            2000           1999
                                                           -----          -----
Revenues:
    Management fees                                        $ 514          $ 215
    Investment income                                         73             77

                                                           -----          -----
                                                             587            292

Expenses:
    General and administrative                               600            818
                                                           -----          -----

Net loss                                                   $ (13)         $(526)
                                                           =====          =====